Exhibit 5.1

July 23, 2007

UGI Corporation

460 North Gulph Road

King of Prussia, PA 19406

RE:	Registration Statement on Form S-3 for 400,000 Shares of Common Stock to be Issued in Accordance with the UGI Corporation Dividend Reinvestment and Direct Stock Purchase Plan

Ladies and Gentlemen:

We have acted as counsel to UGI Corporation, a Pennsylvania corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to 400,000 shares of common stock, without par value, of the Company (the “Shares”) to be offered under the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement, the Plan, and originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Opinion” in the prospectus included in the

Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius LLP